UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2015

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Virgin Media Investment Holdings Limited (VMIH) is an indirect wholly-owned subsidiary of Virgin Media Inc., which is an indirect wholly-owned subsidiary of Liberty Global plc, and, together with other subsidiaries of Virgin Media Inc., is a party to the senior facility agreement, dated as of June 7, 2013 (as amended and supplemented, the VM Credit Facility).
On May 29, 2015, VMIH entered into an additional facility accession agreement (the Additional Facility F Accession Agreement) under the VM Credit Facility. Pursuant to the Additional Facility F Accession Agreement, lenders under Facility B of the VM Credit Facility agreed to roll their outstanding facility B term loan commitments of $1,855.0 million into a new dollar-denominated term loan facility under the VM Credit Facility (Facility F). The final maturity date for Facility F is June 30, 2023 and Facility F bears interest at LIBOR plus 2.75% per annum.
On June 3, 2015, VMIH entered into a letter agreement amending the revolving credit facility under the VM Credit Facility (the Revolving Credit Facility Amendment), pursuant to which, among other things, the maturity date of the revolving credit facility under the VM Credit Facility was extended to December 31, 2021 and the margin under the revolving credit facility was amended to 2.75%. In addition, pursuant to Facility F and the Revolving Credit Facility Amendment, the lenders agreed to certain amendments to the VM Credit Facility, including (i) the deletion of the senior net debt leverage ratio maintenance covenant and (ii) changing the application of the total net debt leverage ratio maintenance covenant of 5.50 to 1.00, so that it applies only for the benefit of the revolving credit facility lenders when greater than one-third of the revolving credit facilities are drawn on the last day of the relevant ratio period.
The summary, terms, conditions and provisions of Facility F and the Revolving Credit Facility Amendment are qualified in their entirety by the disclosure in this Current Report on Form 8-K and reference to the full text of the Additional Facility F Accession Agreement and the Revolving Credit Facility Amendment, as applicable, copies of which are filed with this report as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

4.1
Additional Facility F Accession Agreement, dated May 29, 2015, among Virgin Media Bristol LLC as Borrower, The Bank of Nova Scotia as Facility Agent, Virgin Media Communications Networks Limited and the Bank of Nova Scotia as Additional Facility F Lender, under the Virgin Media Credit Facility.

4.2
Amendment Letter, dated June 2, 2015, between, amongst others, Virgin Media Investment Holdings Limited as Obligor, and The Bank of Nova Scotia as Facility Agent, which supplements and amends the £1,635,000,000 and $2,755,000,000 credit agreement dated June 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: June 4, 2015

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